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                                                                Exhibit 99.2



                                FIRST USA, INC.
                                   P R O X Y
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 JUNE 27, 1997

         The undersigned hereby appoints JOHN C. TOLLESON and RICHARD W. VAGUE, and each of them, the true and lawful agents and proxies with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of First USA, Inc., to be held on the 48th Floor of 1601 Elm Street, Dallas, Texas, on June 27, 1997 at 9:00 a.m., local time, and at any adjournments thereof, for the transaction of the business described on the opposite side of this card.

         The shares of common stock, $.01 par value, of First USA, Inc. and 6-1/4% Convertible Preferred Stock of First USA, Inc. (the "Shares") represented by this proxy will be voted as indicated on the opposite side of this card. If no indication has been made, the Shares represented by this proxy will be voted in favor of Proposal 1 and as the named proxies deem advisable on such other business as may properly come before the meeting.

         Please sign, date and return this proxy promptly, using the enclosed return envelope.



                                        FIRST USA, INC.
                                        P.O. BOX 11093
                                        NEW YORK, N.Y. 10203-0083






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[ ]     The Board of Directors recommends a vote FOR Item 1.


        1. Approval and adoption of the Merger
           Agreement and the transactions contemplated thereby, including the Merger of FIRST USA, INC. with and into BANC ONE CORPORATION.


        For [ ]      Against [ ]      Abstain [ ]


        2. The proxy is authorized to transact
           such other business as may properly
           come before the meeting.


               Change of Address
               Mark Here           [ ]


(Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please add that title.)



DATED:_____________________________________________________, 1997


_________________________________________________________________
                    Signature of Stockholder


_________________________________________________________________
                    Signature of Stockholder

Votes MUST be indicated
(x) in Black or Blue Ink.     [x]



Please Mark, Date, Sign and Mail Your Proxy Promptly in the Envelope Provided.